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                                                                       EXHIBIT 5

                                January 17, 2001

Board of Directors
Apple Hospitality Two, Inc.
9 North Third Street
Richmond, Virginia  23219

Dear Sirs:

         We  have  acted  as  counsel  to  Apple   Hospitality  Two,  Inc.  (the
"Company"), a Virginia corporation, in connection with the preparation of the registration statement on Form S-11 to which this opinion is an exhibit (the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 20,111,111 Common Shares and 20,111,111 Series A Preferred Shares of the Company. Terms not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

         We have reviewed originals or copies of (i) the Amended and Restated Articles of Incorporation, Bylaws and other corporate documents of the Company,
(ii) certain resolutions of the Board of Directors of the Company, and (iii) the Registration Statement and the prospectus included therein (the "Prospectus"). In addition, we have reviewed such other documents and have made such legal and factual inquiries as we have deemed necessary or advisable for purposes of rendering the opinions set forth below.

         Based upon and subject to the foregoing we are of the opinion that:

               1. The Company is duly organized and validly existing under the laws of the Commonwealth of Virginia; and

               2. The Common Shares and the Series A Preferred Shares related to them to be registered under the Registration Statement have been duly authorized and, when issued and paid for as described in the
         Registration Statement, will be validly issued, fully paid and nonassessable.


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January 17, 2001
Page 2



         We hereby consent to the reference to our firm under the captions "Legal Matters" and "Federal Income Tax Considerations" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                     Very truly yours,



                                                     McGuireWoods LLP